Exhibit 24

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned directors of CSX Transportation, Inc., a Virginia Corporation, which is to file with the Securities and Exchange Commission, Washington, D. C., a Form 10-K (Annual Report), hereby constitutes and appoints Carolyn T. Sizemore and Ellen M. Fitzsimmons his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead to sign said Form 10-K, and any and all amendments thereto, with power where appropriate to affix the corporate seal of CSX Transportation, Inc. thereto and to attest said seal, and to file said Form 10-K, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 8th day of March 2005.

/s/ MICHAEL J. WARD

Michael J. Ward

/s/ CLARENCE W. GOODEN

Clarence W. Gooden

/s/ OSCAR MUNOZ

Oscar Munoz